Exhibit 99.1

GREAT AJAX CORP. ANNOUNCES RESULTS FOR THE QUARTER

ENDED JUNE 30, 2024

New York, NY—July 24, 2024 —Great Ajax Corp. (NYSE: AJX, "Great Ajax" or the "Company"), a Maryland corporation today announced the following financial results for the quarter ended June 30, 2024.

Second Quarter Financial Highlights

•	GAAP Net Loss attributable to common stockholders of $(12.7) million, or $(0.32) per diluted common share[i]
•	Earnings Available for Distribution of $(9.6) million or $(0.24) per diluted common sharei,ii
•	Book value per common share of $5.56 at June 30, 2024[i]
•	Common dividend of $2.2 million paid, or $0.06 per common share

	Q2 2024		Q1 2024
Summary of Operating Results
GAAP Net Loss per Diluted Common Shareiz	$(0.32)		$(2.41)
GAAP Net Loss	$(12.7	)million	$(74.3	)million

Non-GAAP Results
Earnings Available for Distribution per Diluted Common Sharei, ii	$(0.24)		$(0.16)
Earnings Available for Distributionii	$(9.6	)million	$(4.8	)million

Book Value
Book Value per Common Share[i]	$5.56		$6.87
Book Value	$253.6	million	$254.3	million

Common Dividend
Common Dividend per Share	$0.06		$0.10
Common Dividend	$2.2	million	$3.7	million

“We are very excited to be taking over the management of Great Ajax,” said Michael Nierenberg, Chief Executive Officer of Rithm Capital. “As we transition away from the legacy strategy, we will be repositioning the portfolio to take advantage of attractive opportunities in the commercial real estate sector. We have already begun deploying capital into higher yielding assets and expect to see earnings grow over time. We look forward to creating value for shareholders and are excited about the future of Great Ajax.”

Second Quarter Company Highlights

•	The Company's Book Value per share decreased for the quarter ended June 30, 2024, primarily as a result of its GAAP net loss and by equity issuance in connection with the Strategic Transaction.
•	Strategic Transaction: The Company completed the previously announced strategic transaction (such transactions together, the “Strategic Transaction”) with Rithm Capital Corp. (“Rithm”) whereby an affiliate of Rithm, RCM GA Manager LLC (“RCM GA”), became the Company’s new external manager.
◦	Marks a significant milestone for the Company, with plans to transition into an opportunistic vehicle focused on commercial real estate.
◦	The Company expects to leverage the scope of Rithm's operating platform and network to realize strategic benefits as it transforms its investment focus.
◦	The Strategic Transaction also included: (i) termination of the Company’s previous management agreement with Thetis Asset Management (the “Former Manager”) and payment of the applicable termination fees, (ii) the issuance to an affiliate of Rithm in May 2024 of five-year warrants to purchase up to approximately 3.3 million shares of the Company’s common stock, (iii) the issuance to Rithm in June 2024 of 2.9 million shares of the Company’s common stock pursuant to the terms of a stock purchase agreement and (iv) the entry in February 2024 into a $70.0 million term loan with NIC RMBS LLC, an affiliate of Rithm, which remains undrawn. In connection with the Strategic Transaction, the Company terminated its agreement with its former loan servicer, Gregory Funding LLC. On June 1, 2024, the Company assigned all of the servicing agreements for its mortgage loans and real property to Newrez LLC, an affiliate of Rithm. The terms of the agreements remain unchanged.
•	Loan Sales & Redemption of Convertible Notes: Sold loans with approximately $305 million in unpaid principal balance, generating net proceeds of approximately $45.1 million.
◦	A portion of the net proceeds was used to redeem the Company’s 7.25% convertible senior notes that matured on April 30, 2024.
•	Repurchase Financing: Moved repurchase financing from full daily mark to market financing to either full non-mark to market or non-daily mark to market with margin holidays.
•	Dividend Declaration: On July 23, 2024, our board declared a cash dividend of $0.06 per common share to be paid on August 30, 2024, to stockholders of record as of August 15, 2024.

Earnings Conference Call

Great Ajax will host a conference call at 8:00 AM ET on Wednesday, July 24, 2024 to review its financial results for the second quarter of 2024. The conference call may be accessed by dialing 1-844-746-0740 (from within the U.S.) or 1-412-317-5106 (from outside of the U.S.) ten minutes prior to the scheduled start of the call; please reference “Great Ajax Second Quarter 2024 Earnings Call.”

A simultaneous webcast of the conference call will be available to the public on a listen-only basis at www.greatajax.com. Please allow extra time prior to the call to visit the website and download any necessary software required to listen to the internet broadcast.

A telephonic replay of the conference call will also be available two hours following the call’s completion through 11:59 P.M. Eastern Time on Wednesday, July 31, 2024 by dialing 1-877-344-7529 (from within the U.S.) or 1-412-317-0088 (from outside of the U.S.); please reference access code “8087714.”

About Great Ajax Corp.

Great Ajax Corp. is a real estate investment platform externally managed by RCM GA Manager LLC, an affiliate of Rithm Capital Corp. Great Ajax has historically focused on acquiring, investing in and managing re-performing loans and non-performing loans secured by single-family residences and commercial properties. In connection with its recent strategic transaction with Rithm Capital, the Company expects to transition to a flexible commercial real estate focused investment strategy. Great Ajax is a Maryland corporation that is organized and conducts its operations to qualify as a real estate investment trust (REIT) for federal income tax purposes.

Forward-Looking Statements

This press release contains certain information which constitutes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “may,” “will,” “seek,” “believes,” “intends,” “expects,” “projects,” “anticipates,” “plans” and “future” or similar expressions are intended to identify forward-looking statements. These statements are not historical facts. These forward-looking statements represent management’s current expectations regarding future events and are subject to the inherent uncertainties in predicting future results and conditions, many of which are beyond our control. Accordingly, you should not place undue reliance on any forward-looking statements contained herein. For a discussion of some of the risks and important factors that could affect such forward-looking statements see the sections entitled “Cautionary Statement Regarding Forward-Looking Statements”, “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s most recent annual and quarterly reports and other filings, including the Company’s recent proxy statements, filed with the Securities and Exchange Commission. The Company expressly disclaims any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by law.

Investor Relations
646-868-5483
IR@great-ajax.com

GREAT AJAX CORP. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(Dollars in thousands except per share amounts)

	Three months ended
	June 30, 2024	March 31, 2024
	(Unaudited)	(Unaudited)
INCOME
Interest income	$11,915	$15,738
Interest expense	(11,567)	(14,106)
Net interest income	348	1,632
Net change in the allowance for credit losses	—	(4,230)
Net interest income/(loss) after the net change in the allowance for credit losses	348	(2,598)

(Loss)/income from equity method investments	(974)	521
Mark to market loss on mortgage loans held-for-sale, net	(6,488)	(47,307)
Other (loss)/income	(1,844)	3
Total loss on revenue, net	(8,958)	(49,381)

EXPENSE
Related party expense - loan servicing fees	1,324	1,734
Related party expense - management fee	2,173	17,459
Professional fees	855	705
Fair value adjustment on mark to market liabilities	(4,430)	1,353
Other expense	4,753	2,445
Total expense	4,675	23,696
Loss before provision for income taxes	(13,633)	(73,077)
Provision for income taxes (benefit)	(772)	915
Consolidated net loss	(12,861)	(73,992)
Less: consolidated net loss attributable to non-controlling interests	(119)	(14)
Consolidated net loss attributable to the Company	(12,742)	(73,978)
Less: dividends on preferred stock	—	341
Consolidated net loss attributable to common stockholders	$(12,742)	$(74,319)
Basic loss per common share	$(0.32)	$(2.41)
Diluted loss per common share	$(0.32)	$(2.41)

Weighted average shares – basic	39,344,128	30,700,278
Weighted average shares – diluted	39,344,128	30,893,391

GREAT AJAX CORP. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(Dollars in thousands except per share amounts)

	June 30, 2024	December 31, 2023
	(Unaudited)
ASSETS
Cash and cash equivalents	$72,026	$52,834
Mortgage loans held-for-sale, net(1,2)	108,868	55,718
Mortgage loans held-for-investment, net(1,2)	413,916	864,551
Real estate owned properties, net(3)	4,309	3,785
Investments in securities available-for-sale(4)	140,614	131,558
Investments in securities held-to-maturity(5)	48,050	59,691
Investments in beneficial interests(6)	88,269	104,162
Receivable from servicer	3,594	7,307
Investments in affiliates	24,771	28,000
Prepaid expenses and other assets	7,099	28,685
Total assets	$911,516	$1,336,291

LIABILITIES AND EQUITY
Liabilities:
Secured borrowings, net(1,7)	$276,458	$411,212
Borrowings under repurchase transactions	246,497	375,745
Convertible senior notes(7)	—	103,516
Notes payable, net(7)	107,216	106,844
Management fee payable	1,572	1,998
Warrant liability	—	16,644
Accrued expenses and other liabilities	25,292	9,437
Total liabilities	657,035	1,025,396

Equity:
Preferred stock $0.01 par value, 25,000,000 shares authorized
Series A 7.25% Fixed-to-Floating Rate Cumulative Redeemable, $25.00 liquidation preference per share, zero shares issued and outstanding at June 30, 2024 and 424,949 shares issued and outstanding at December 31, 2023	—	9,411
Series B 5.00% Fixed-to-Floating Rate Cumulative Redeemable, $25.00 liquidation preference per share, zero shares issued and outstanding at June 30, 2024 and 1,135,590 shares issued and outstanding at December 31, 2023	—	25,143
Common stock $0.01 par value; 125,000,000 shares authorized, 45,605,549 shares issued and outstanding at June 30, 2024 and 27,460,161 shares issued and outstanding at December 31, 2023	466	285
Additional paid-in capital	423,899	352,060
Treasury stock	(9,557)	(9,557)
Retained deficit	(147,361)	(54,382)
Accumulated other comprehensive loss	(13,895)	(14,027)
Equity attributable to stockholders	253,552	308,933
Non-controlling interests(8)	929	1,962
Total equity	254,481	310,895
Total liabilities and equity	$911,516	$1,336,291

(1)	Mortgage loans held-for-sale, net and mortgage loans held-for-investment, net include $487.3 million and $628.6 million of loans at June 30, 2024 and December 31, 2023, respectively, transferred to securitization trusts that are variable interest entities (“VIEs”); these loans can only be used to settle obligations of the VIEs. Secured borrowings consist of notes issued by VIEs that can only be settled with the assets and cash flows of the VIEs. The creditors do not have recourse to the primary beneficiary (Great Ajax Corp.). Mortgage loans held-for-investment, net include zero and $3.4 million of allowance for expected credit losses at June 30, 2024 and December 31, 2023, respectively.
(2)	As of June 30, 2024 and December 31, 2023, balances for Mortgage loans held-for-investment, net include zero and $0.6 million, respectively, from a 50.0% owned joint venture, which we consolidate under U.S. GAAP. As of June 30, 2024, there is a balance for Mortgage loans held-for-sale, net of $0.5 million from the 50.0% owned joint venture.
(3)	Real estate owned properties, net, are presented net of valuation allowances of $1.7 million and $1.2 million at June 30, 2024 and December 31, 2023, respectively.
(4)	Investments in securities AFS are presented at fair value. As of June 30, 2024, Investments in securities available for sale ("AFS") include an amortized cost basis of $150.1 million and a net unrealized loss of $9.5 million. As of December 31, 2023, Investments in securities AFS include an amortized cost basis of $139.6 million and net unrealized loss of $8.0 million.
(5)	On January 1, 2023, we transferred certain of our Investments in securities AFS to held to maturity ("HTM") due to European risk retention regulations. As of June 30, 2024, Investments in securities HTM includes an allowance for expected credit losses of zero and remaining discount of $4.4 million related to the unamortized unrealized loss in accumulated other comprehensive income ("AOCI"). As of December 31, 2023, Investments in securities HTM includes an allowance for expected credit losses of $0.00 and remaining discount of $6.0 million related to the unamortized unrealized loss in AOCI.
(6)	Investments in beneficial interests includes allowance for expected credit losses of $9.1 million and $6.9 million at June 30, 2024 and December 31, 2023, respectively.
(7)	Secured borrowings, net are presented net of deferred issuance costs of $1.7 million at June 30, 2024 and $3.1 million at December 31, 2023. Convertible senior notes are presented net of deferred issuance costs of zero at both June 30, 2024 and December 31, 2023. Notes payable, net are presented net of deferred issuance costs and discount of $2.8 million at June 30, 2024 and $3.2 million at December 31, 2023.
(8)	As of June 30, 2024, non-controlling interests includes $0.8 million from a 50.0% owned joint venture, zero from a 53.1% owned subsidiary and $0.1 million from a 99.9% owned subsidiary which we consolidate. As of December 31, 2023, non-controlling interests includes $0.8 million from a 50.0% owned joint venture, $1.0 million from a 53.1% owned subsidiary and $0.1 million from a 99.9% owned subsidiary which we consolidate under U.S. GAAP.

Appendix A - Earnings per share

The following table sets forth the components of basic and diluted EPS ($ in thousands, except per share):

	Three months ended
	June 30, 2024			March 31, 2024
	Income (Numerator)	Shares (Denominator)	Per Share Amount	Income (Numerator)	Shares (Denominator)	Per Share Amount

	(Unaudited)			(Unaudited)
Basic EPS
Consolidated net loss attributable to common stockholders	$(12,742)	39,344,128		$(74,319)	30,700,278
Allocation of loss to participating restricted shares	55	—		465	—
Consolidated net loss attributable to unrestricted common stockholders	$(12,687)	39,344,128	$(0.32)	$(73,854)	30,700,278	$(2.41)
Effect of dilutive securities(1,2)
Restricted stock grants and director fee shares(3)	—	—		(465)	193,113
Diluted EPS
Consolidated net loss attributable to common stockholders and dilutive securities	$(12,687)	39,344,128	$(0.32)	$(74,319)	30,893,391	$(2.41)

(1)	Our outstanding warrants and the effect of the interest expense and assumed conversion of shares from convertible notes would have an anti-dilutive effect on diluted earnings per share for all periods shown and have not been included in the calculation.
(2)	The effect of the amortization of put option on our diluted earnings per share ("EPS") calculation for all periods shown would have been anti-dilutive and has been removed from the calculation.
(3)	The effect of restricted stock grants and manager and director fee shares on our diluted EPS calculation for the three months ended June 30, 2024 would have been anti-dilutive and has been removed from the calculation.

NON-GAAP FINANCIAL MEASURES AND RECONCILIATION TO GAAP NET LOSS

“Earnings available for distribution” is a non-GAAP financial measure of the Company’s operating performance, which is used by management to evaluate the Company’s performance excluding: (i) net realized and unrealized gains and losses on certain assets and liabilities; (ii) other net income and losses not related to the performance of the investment portfolio; and (iii) non-capitalized transaction related expenses.

The Company has three primary variables that impact its performance: (i) Net interest margin on assets held within the investment portfolio; (ii) realized and unrealized gains or losses on assets held within the investment portfolio, including any impairment or reserve for expected credit losses; and, (iii) the Company’s operating expenses and taxes.

The Company’s definition of earnings available for distribution excludes certain realized and unrealized losses, which although they represent a part of the Company’s recurring operations, are subject to significant variability and are generally limited to a potential indicator of future economic performance. Within other net income and losses, management primarily excludes equity-based compensation expenses.

With regard to non-capitalized transaction-related expenses, management does not view these costs as part of the Company’s core operations, as they are considered by management to be similar to realized losses incurred at acquisition. Non-capitalized transaction-related expenses generally relate to legal and valuation service costs, as well as other professional service fees, incurred when the Company acquires certain investments.

Management believes that the adjustments to compute “earnings available for distribution” specified above allow investors and analysts to readily identify and track the operating performance of the assets that form the core of the Company’s activity, assist in comparing the core operating results between periods, and enable investors to evaluate the Company’s current core performance using the same financial measure that management uses to operate the business. Management also utilizes earnings available for distribution as a financial measure in its decision-making process relating to improvements to the underlying fundamental operations of the Company’s investments, as well as the allocation of resources between those investments, and management also relies on earnings available for distribution as an indicator of the results of such decisions. Earnings available for distribution excludes certain recurring items, such as gains and losses (including impairment) and non-capitalized transaction-related expenses, because they are not considered by management to be part of the Company’s core operations for the reasons described herein. As such earnings available for distribution is not intended to reflect all of the Company’s activity and should be considered as only one of the factors used by management in assessing the Company’s performance, along with GAAP net income which is inclusive of all of the Company’s activities.

The Company views earnings available for distribution as a consistent financial measure of its portfolio’s ability to generate income for distribution to common stockholders. Earnings available for distribution does not represent and should not be considered as a substitute for, or superior to, net income or as a substitute for, or superior to, cash flows from operating activities, each as determined in accordance with GAAP, and the Company’s calculation of this financial measure may not be comparable to similarly entitled financial measures reported by other companies. Furthermore, to maintain qualification as a REIT, U.S. federal income tax law generally requires that the Company distribute at least 90% of its REIT taxable income annually, determined without regard to the deduction for dividends paid and excluding net capital gains. Because the Company views earnings available for distribution as a consistent financial measure of its ability to generate income for distribution to common stockholders, earnings available for distribution is one metric, but not the exclusive metric, that the Company’s board of directors uses to determine the amount, if any, and the payment date of dividends on common stock. However, earnings available for distribution should not be considered as an indication of the Company’s taxable income, a guaranty of its ability to pay dividends or as a proxy for the amount of dividends it may pay, as earnings available for distribution excludes certain items that impact its cash needs.

The table below provides a reconciliation of earnings available for distribution to the most directly comparable GAAP financial measure (dollars in thousands, except share and per share data):

Appendix B - Reconciliation of GAAP Net Loss to Earnings Available for Distribution

(Dollars in thousands except per share amounts)

	Three months ended
	June 30, 2024	March 31, 2024
	(Unaudited)	(Unaudited)
Consolidated net loss attributable to common stockholders	$(12,742)	$(74,319)
Adjustments
Dividends on preferred stock	—	341
Provision for income taxes (benefit)	(772)	915
Consolidated net loss attributable to non-controlling interest	(119)	(14)
Realized and Unrealized Gains and Losses	2,058	48,660
Expenses related to the Strategic Transaction	883	15,506
Net change in the allowance for credit losses	—	4,230
Other adjustments	1,094	(125)
Earnings Available for Distribution	$(9,598)	$(4,806)
Basic Earnings Available for Distribution per common share	$(0.24)	$(0.16)
Diluted Earnings Available for Distribution per common share	$(0.24)	$(0.16)

i Per common share calculations for both GAAP Net Loss and Earnings Available for Distribution are based on 39,344,128 and 30,893,391 weighted average diluted shares for the quarters ended June 30, 2024 and March 31, 2024, respectively. Per share calculations of Book Value are based on 45,605,549 common shares outstanding as of June 30, 2024.

ii Earnings Available for Distribution is a non-GAAP financial measure. For a reconciliation of Earnings Available for Distribution to GAAP Net Loss, as well as an explanation of this measure, please refer to the section entitled Non-GAAP Financial Measures and Reconciliation to GAAP Net (Loss).